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                   March 26, 2001 - INFORMATION ON DISTRIBUTION  EXHIBIT 28.37
                                  TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest     Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate         Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $  9,028,047   8.474814%    $   63,759    $   63,759   $  805,441     $  8,222,606
  R                100             0   8.474814%             0             0            0                0
  B-1        5,257,000     1,674,808   8.474814%        11,828        11,828      149,419        1,525,389
  B-2       13,142,815     4,167,600   8.474814%        29,433        29,433      371,814        3,795,785

          $350,471,515    14,870,455                $  105,020    $  105,020   $1,326,675     $ 13,543,780



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